Exhibit 99.1

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

Written Agreement by and between

DORAL FINANCIAL CORPORATION
San Juan, Puerto Rico

and	Docket No.12-061-WA/RB-HC

FEDERAL RESERVE BANK OF NEW YORK
New York, New York

WHEREAS, Doral Financial Corporation, San Juan, Puerto Rico (“Doral”), a registered bank holding company, owns and controls Doral Bank, San Juan, Puerto Rico (the “Bank”), a state-chartered nonmember bank, and various nonbank subsidiaries;

WHEREAS, it is a common goal of Doral and the Federal Reserve Bank of New York (the “Reserve Bank”) to maintain the financial soundness of Doral so that it may serve as a source of strength to the Bank;

WHEREAS, on March 16, 2006, Doral entered into a consent Cease and Desist Order (the “Cease and Desist Order”) with the Board of Governors of the Federal Reserve System (the “Board of Governors”) relating to certain mortgage-related activities;

WHEREAS, examiners of the Reserve Bank have identified deficiencies at Doral relating to Doral’s credit risk management and credit administration practices;

WHEREAS, Doral and the Reserve Bank have mutually agreed to enter into this Written Agreement (the “Agreement”); and

WHEREAS, on September 6 2012, the board of directors of Doral, at a duly constituted meeting, adopted a resolution authorizing and directing Glen R. Wakeman to enter into this Agreement on behalf of Doral, and consenting to compliance with each and every applicable provision of this Agreement by Doral and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. §§ l813(u) and 1818(b)(3)).

NOW, THEREFORE, Doral and the Reserve Bank hereby agree as follows:

Source of Strength

1. The board of directors of Doral shall take appropriate steps to fully utilize Doral’s financial and managerial resources, pursuant to Section 38A of the FDI Act (12 U.S.C. § 1831o-1) and section 225.4 (a) of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. § 225.4(a)), to serve as a source of strength to the Bank, including but not limited to, taking steps to ensure that the Bank complies with any supervisory action taken by the Bank’s federal and state regulator.

Management Review

2. (a) Within 45 days of this Agreement, the board of directors shall retain an independent consultant acceptable to the Reserve Bank to conduct a review of all management and staffing needs of Doral and the qualifications and performance of all senior management (the “Management Review”), and to prepare a written report of findings and recommendations (the “Report”). The primary purpose of the Management Review shall be to aid in the development of a suitable management structure that is adequately staffed by qualified and trained personnel.

(b) Within 30 days of this Agreement, Doral shall submit an engagement letter to the · Reserve Bank for approval. The engagement letter shall require the independent consultant to submit the Report within 60 days of regulatory approval of the engagement letter and to provide a copy of the Report to the Reserve Bank at the same time that it is provided to Doral’s board of directors. The Management Review shall, at a minimum, address, consider, and include:

(i) The identification of the type and number of senior officers needed to manage and supervise properly the affairs of Doral;

(ii) an evaluation of each senior officer to determine whether the individual possesses the ability, experience, and other qualifications to competently perform present and anticipated duties, including their ability to: adhere to applicable laws and regulations and Doral’s established policies and procedures; restore and maintain Doral to a safe and sound condition; and comply with the requirements of this Agreement; and

(iii) the identification of present and future management and staffing needs for each area of Doral, particularly in the areas of credit risk management, credit administration, and problem asset workout.

3. Within 30 days of receipt of the Report, Doral’s board of directors shall submit a written management plan to the Reserve Bank that fully addresses the findings and recommendations in the Report and describes the specific actions the board of directors proposes to take to strengthen Doral’s management, including, but not limited to plans to hire or appoint additional or replacement personnel.

Credit Risk Management

4. Within 60 days of this Agreement, Doral shall submit to the Reserve Bank an acceptable written plan to strengthen credit risk management practices for loans held by the company. The plan shall, at a minimum, address, consider, and include:

(a) Strategies to minimize credit losses and reduce the level of problem assets;

(b) a direct reporting line between the chief risk officer and chief loan officer and the board of directors;

(c) procedures for the timely and accurate identification of problem loans; and

(d) enhanced portfolio monitoring and problem loan watch list reports.

Credit Administration

5. Within 60 days of this Agreement, Doral shall submit to the Reserve Bank an acceptable written credit administration program that shall, at a minimum, address, consider and include:

(a) Procedures to ensure timely and consistent analyses of borrowers’ and guarantors’ current financial condition, global cash flow, repayment sources, contingent liabilities, commitment usage, and performance;

(b) procedures to ensure that appraisals conform to accepted appraisal standards, as defined in the Uniform Standards of Professional Appraisal Practice, and comply with the requirements of Subpart G of Regulation Y of the Board of Governors (12 C.F.R. Part 225, Subpart G), and the Interagency Appraisal and Evaluation Guidelines, dated December 2, 2010 (SR 10-16);

(c) written standards for when reappraisals and reevaluations of collateral must be conducted;

(d) enhanced appraisal review procedures to ensure the quality and timeliness of appraisal;

(e) enhancements to the loan workout process to ensure that workout plans for problem loans are consistent with the Interagency Guidance on Prudent Commercial Real Estate Loan Workouts, dated October 30, 2009 (SR 09-7);

(f) policies and procedures to ensure that classifications and charge-offs of retail loans comply with the requirement the Interagency Revised Uniform Retail Credit Classification and Account Management Policy Appraisal, dated June 12, 2000 (SR 00-8);

(g) the identification of present and future staffing needs in the areas of credit risk management, credit administration, and problem asset workout; and

(h) policies and procedures to minimize and monitor underwriting and document exceptions.

Loan Grading

6. Within 60 days of this Agreement, Doral shall submit to the Reserve Bank an acceptable written program for the effective grading of Doral’s loan portfolio. The program shall provide for policies, procedures, and processes for the timely and ongoing grading of loans. The program shall, at a minimum, address, consider, and include:

(a) Standards and criteria for assessing the credit quality of loans, including a discussion of the factors used to assign appropriate risk grades to loans;

(b) procedures to re-evaluate the grading of loans in the event of material changes in the borrower’s performance or the value of the collateral;

(c) procedures to evaluate the grading of all loans assigned less than a pass grade at least quarterly;

(d) designation of the person(s) responsible for the grading of loans;

(e) controls to ensure staff’s consistent application and adherence to the loan grading system;

(f) a mechanism for reporting to senior management and the board of directors, at least monthly, that at a minimum: summarizes Doral’s loan grades; describes trends in asset quality; identifies the loans that are nonperforming, adversely graded, or identified as needing special attention; describes the status of those loans; and describes the actions taken, or to be taken, for strengthening of the quality of the loans; and

(g) measures to ensure a direct reporting line between the loan review function and the board of directors.

Asset Improvement

7. Doral shall not, directly or indirectly, extend, renew, or restructure any credit to or for the benefit of any borrower, including any related interest of the borrower, whose loans or other extensions of credit are criticized in the report of the inspection conducted by the Reserve Bank that commenced on November 28, 2011 (the “Report of Inspection”) or in any subsequent report of inspection, without the prior approval of a majority of the full board of directors or a designated committee thereof. The board of directors or its committee shall document in writing the reasons for the extension of credit, renewal, or restructuring, specifically certifying that: (i) Doral’s risk management policies and practices for loan workout activity are acceptable; (ii) the extension of credit is necessary to improve and protect Doral’s interest in the ultimate collection of the credit already granted and maximize its potential for collection; (iii) the extension of credit reflects prudent underwriting based on reasonable repayment terms and is adequately secured; and all necessary loan documentation has been properly and accurately prepared and filed; (iv)

Doral has performed a comprehensive credit analysis indicating that the borrower has the willingness and ability to repay the debt as supported by an adequate workout plan, as necessary; and (v) the board of directors or its designated committee reasonably believes that the extension of credit will not impair Doral’s interest in obtaining repayment of the already outstanding credit and that the extension of credit or renewal will be repaid according to its terms. The written certification shall be made a part of the minutes of the meetings of the board of directors or its committee, as appropriate, and a copy of the signed certification, together with the credit analysis and related information that was used in the determination, shall be retained by Doral in the borrower’s credit file for subsequent supervisory review.

8. (a) Within 90 days of this Agreement, Doral shall submit to the Reserve Bank an acceptable written plan designed to improve Doral’s position through repayment, amortization, liquidation, additional collateral, or other means on each loan, relationship, or other asset in excess of $250,000, including other real estate owned (“OREO”), that (i) is past due as to principal or interest more than 90 days as of the date of this Agreement; (ii) is on Doral’s problem loan list; or (iii) was adversely classified in the Report of Inspection.

(b) Within 30 days of the date that any additional loan, relationship, or other asset in excess of $250,000, including OREO, becomes past due as to principal or interest for more than 90 days, is on Doral’s problem loan list, or is adversely classified in any subsequent report of inspection of Doral, Doral shall submit to the Reserve Bank an acceptable written plan to improve Doral’s position on such loan or asset.

(c) Within 45 days after the end of each calendar quarter thereafter, Doral shall submit a written progress report to the Reserve Bank to update each asset improvement plan, which shall include, at a minimum, the carrying value of the loan or other asset and changes in the nature and value of supporting collateral, along with a copy of Doral’s current problem loan list, a list of all loan renewals and extensions without full collection of interest in the last quarter, and past due/non-accrual report.

Other Real Estate Owned

9. Within 60 days of this Agreement, Doral shall submit to the Reserve Bank an acceptable written plan to strengthen OREO management practices. The plan shall, at a minimum, address, consider, and include:

(a) Policies and procedures to ensure compliance with applicable laws and regulations governing OREO;

(b) steps to ensure the independence of the individual responsible for OREO accounting from the individual responsible for OREO management;

(c) written standards for when reappraisals and reevaluations of OREO must be conducted; and

(d) a schedule and timetable for the divestiture of OREO properties held by Doral in excess of applicable time limitations.

Allowance for Loan and Lease Losses

10. (a) Within 10 days of this Agreement, Doral shall eliminate from its books, by charge-off or collection, all assets or portions of assets classified “loss” in the Report of Inspection that have not been previously collected in full or charged off. Thereafter Doral shall, within 30 days from the receipt of any federal report of inspection, charge off all assets classified “loss” unless otherwise approved in writing by the Reserve Bank.

(b) Within 60 days of this Agreement, Doral shall establish an allowance for loan and lease losses (“ALLL”) methodology for loans held by Dora!, consistent with relevant supervisory guidance, including the Interagency Policy Statements on the Allowance for Loan and Lease Losses, dated July 2, 2001 (SR 01-17 (Sup)) and December 13, 2006 (SR 06-17). Doral shall submit a description of its methodology to the Reserve Bank upon adoption.

(c) Within 60 days of this Agreement, Doral shall submit to the Reserve Bank an acceptable written program for maintenance of an adequate ALLL for loans held by Doral. The program shall include policies and procedures to ensure adherence to the ALLL methodology and provide for periodic reviews and updates to the ALLL methodology, as appropriate. The program shall also provide for a review of the ALLL by the board of directors on at least a quarterly calendar basis. Any deficiency found in the ALLL shall be remedied in the quarter it is discovered, prior to the filing of any required regulatory reports, by additional provisions. The board of directors shall maintain written documentation of its review, including the factors considered and conclusions reached by Doral in determining the adequacy of the ALLL. During the term of this Agreement, Doral shall submit to the Reserve Bank, within 45 days after the end of each calendar quarter, a written report regarding the board of directors’ quarterly review of the ALLL and a description of any changes to the methodology used in determining the amount of ALLL for that quarter.

(d) Within 90 days of this Agreement, Doral shall hire an independent third party to validate that Doral’s ALLL methodology is consistent with relevant supervisory guidance, including the Interagency Policy Statements on the Allowance for Loan and Lease Losses, dated July 2, 2001 (SR 01-17 (Sup)) and December 13, 2006 (SR 06-17).

Accounting and Internal Controls

11. Within 90 days of this Agreement, Doral shall submit to the Reserve Bank acceptable written accounting and internal control policies and procedures for Doral. The policies and procedures shall, at a minimum, address, consider, include, and provide for:

(a) Measures to ensure that all reconciliations are properly completed, including, but not limited to, a consolidated reconciliation listing that includes the general ledger account, frequency of reconciliation, and the designation of the area or person responsible for preparing reconciliations;

(b) documenting the annual review of inactive accounts;

(c) necessary actions to ensure that critical accounting and financial reporting functions are staffed by professionally qualified personnel;

(d) steps to strengthen the chart of accounts to include a descriptive narrative outlining the purpose of all general ledger accounts; and

(e) management information systems and reporting procedures designed to ensure that management personnel and the board of directors and its committees receive timely, informative, and accurate reports necessary to effectively manage risk and correct weaknesses and deficiencies associated with accounting and financial reporting.

Internal Audit

12. Within 60 days of this Agreement, Doral shall submit to the Reserve Bank an acceptable enhanced written internal audit program for the consolidated organization and any Bank for which Doral performs internal audits. The program shall, at a minimum, address, consider, and include comprehensive tracking and reporting of the status and resolution of audit and examination findings to the board of directors.

Dividends

13. (a) Doral shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation of the Board of Governors.

(b) Doral shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank.

(c) All requests for prior approval shall be received by the Reserve Bank at least 30 days prior to the proposed dividend declaration date. All requests shall contain, at a minimum, current and projected information on Doral’s capital, earnings, and cash flow; the Bank’s capital, asset quality, earnings, and allowance for loan and lease losses; and identification of the source of funds for the proposed payment. Doral must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors’ Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory service, 4-877 at page 4-323).

Debt and Stock Redemption

14. (a) Doral and its nonbank subsidiaries shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(h) Doral shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.

Capital Plan

15. Within 60 days of this Agreement, Doral shall submit to the Reserve Bank an acceptable written plan to maintain sufficient capital at Doral on a consolidated basis. The plan shall, at a minimum, address, consider, and include:

(a) The consolidated organization’s and the Bank’s current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y of the Board of Governors (12 C.P.R. Part 225, App. A and D) and the applicable capital adequacy guidelines for the Bank issued by the Bank’s federal regulator;

(b) the adequacy of the Bank’s capital, taking into account the volume of classified credits, concentrations of credit, allowance for loan and lease losses, current and projected asset growth, and projected retained earnings;

(c) the source and timing of additional funds necessary to fulfill the consolidated organization’s and the Bank’s future capital requirements;

(d) supervisory requests for additional capital at the Bank or the requirements of any supervisory action imposed on the Bank by its federal regulator; and

(e) the requirements of section 38A of the FDI Act and Section 225.4(a) of Regulation Y of the Board of Governors that Doral serve as a source of strength to the Bank.

16. Doral shall notify the Reserve Bank, in writing, no more than 45 days after the end of any quarter in which any of Doral’s capital ratios fall below the approved plan’s minimum ratios. Together with the notification, Doral shall submit an acceptable written plan that details the steps that Doral will take to increase Doral’s capital ratios to or above the approved plan’s minimums.

Cash Flow Projections

17. Within 60 days of this Agreement, Doral shall submit to the Reserve Bank a written statement of its planned sources and uses of cash for debt service, operating expenses, and other purposes (“Cash Flow Projection”) for 2013. Doral shall submit to the Reserve Bank a Cash Flow Projection for each calendar year subsequent to 2013 within the first 30 days of that calendar year.

Compliance with Laws and Regulations

18. (a) In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, Doral shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. § 1831i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. §§ 225.71 et seq.).

(b) Doral shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the FDIC’s regulations (12 C.F.R. Part 359).

Progress Reports

19. Within 30 days after the end of each calendar quarter following the date of this Agreement, Doral shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, report of changes in stockholders’ equity.

Approval and Implementation of Plans, Programs, Policies, and Procedures

20. (a) Doral shall submit written plans, programs, policies and procedures that are acceptable to the Reserve Bank within the applicable time periods set forth in paragraphs 2, 3, 4, 5, 6, 7, 8(a), 9, 10(c), 11, 12, and 15 of this Agreement.

(b) Within 30 days of approval by the Reserve Bank, Doral shall adopt the approved plans. Upon adoption, Doral shall promptly implement the approved plans, and thereafter fully comply with them.

(c) During the term of this Agreement, the approved plans shall not be amended or rescinded without the prior written approval of the Reserve Bank.

Notices

21. All communications regarding this Agreement shall be sent to:

(a)	Mr. Meinrad Danzer

Examining Officer

Federal Reserve Bank of New York

33 Liberty Street

New York, New York 10045

(b)	Mr. Glen Wakeman.

President and Chief Executive Officer

Doral Financial Corporation

1451 Franklin D. Roosevelt Avenue

San Juan, Puerto Rico 00920-2717

Miscellaneous

22. Notwithstanding any provision of this Agreement, the Reserve Bank may, in its sole discretion, grant written extensions of time to Doral to comply with any provision of this Agreement.

23. The provisions of this Agreement shall be binding on Doral and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

24. Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

25. The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting Doral, the Bank, any nonbank subsidiary of Doral, or any of their current or former institution-affiliated parties or their successors or assigns.

26. This Agreement supersedes the Cease and Desist Order.

27. Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this 11 day of September, 2012.

DORAL FINANCIAL CORPORATION		FEDERAL RESERVE BANK OF NEW YORK

By:	/s/ Glen R. Wakeman	By:	/s/ Meinrad Danzer
	Glen R. Wakeman President and CEO		Meinrad Danzer Examining Officer